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                                                                      Exhibit 11


                               TYCO INTERNATIONAL LTD.
                            EARNINGS PER SHARE COMPUTATION
                       (In thousands, except per share amounts)


                                                     THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                ------------------------------
                                                    1996               1995
                                                 ----------         ----------

CALCULATION OF EARNINGS PER SHARE:
PRIMARY:

Weighted average common shares outstanding
   during the period                                154,007        152,796

Effect of the restricted stock plan, stock
   options and warrants using the treasury stock
   method                                               607           (56)
                                                 -----------     ----------

Total common equivalent shares                      154,614        152,740
                                                 -----------     ----------
                                                 -----------     ----------

Net income                                         $ 83,050       $ 65,664
                                                 -----------     ----------
                                                 -----------     ----------

Earnings per share                               $     0.54     $     0.43
                                                  -----------    ----------
                                                  -----------    ----------


FULLY DILUTED(1):

Weighted average common shares outstanding
    during the period                               154,007        152,796

Effect of the restricted stock plan, stock
    options and warrants using the treasury
    stock method                                        646             73
                                                 -----------     ----------

Total common equivalent shares                      154,653        152,868
                                                 -----------     ----------
                                                 -----------     ----------
Net income                                         $ 83,050       $ 65,664
                                                 -----------     ----------
                                                 -----------     ----------

Earnings per share                               $      .54     $      .43
                                                 -----------     ----------
                                                 -----------     ----------



(1) This calculation is submitted in accordance with Regulation S-K item 601
    (b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.